SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549


FORM 8-K

CURRENT REPORT

Filed pursuant to Section 13 or 15(d) of THE SECURITIES EXCHANGE ACT OF 1934

July 20 1994
Date of Earliest Event Reported



COMDISCO, INC.
(a Delaware Corporation)
6111 North River Road
Rosemont, Illinois 60018
Telephone  (708) 698-3000
Commission file number 1-7725
I.R.S. Employer Identification Number 36-2687938






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Item 5.        Other Events

On July 20, 1994, the Board of Directors of Comdisco, Inc. announced that Jack Slevin, 57, has been named President and Chief Executive Officer of Comdisco, Inc., succeeding Kenneth N. Pontikes who died on June 24, 1994. Slevin had been Chief Operating Officer since January, 1994 and a member of the Office of the President since March, 1992.


Item 7.        Financial Statements and  Exhibits

(c).           Exhibits

21. Consolidated Statements of Earnings for the Three and Nine Months Ended June 30, 1994 and 1993 (unaudited)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                             COMDISCO, INC.



Date: July 28, 1994                          by:
                                                John J. Vosicky
                                                Executive Vice President,
                                                Chief Financial Officer
                                                and Treasurer

Comdisco, Inc. and Subsidiaries
Consolidated Statements of Earnings
For the Three and Nine Months Ended June 30, 1994 and 1993
(Dollars in millions except per share data)

                                      Three months             Nine months
                                         ended                    ended
                                        June 30,                 June 30,
                                     1994       1993         1994       1993
Revenue
 Leasing
  Operating                         $ 244      $ 269       $  760     $  832
  Direct financing                     46         47          139        144
  Sales-type                           74         70          255        212
   Total leasing                      364        386        1,154      1,188

Sales                                  64         60          207        232
Disaster recovery                      60         55          178        161
Other                                  26         12           40         33
  Total revenue                       514        513        1,579      1,614

Costs and expenses
Leasing
  Operating                           181        197          564        619
  Sales-type                           51         55          194        165
   Total leasing                      232        252          758        784

Sales                                  53         50          171        203
Disaster recovery                      55         53          166        153
Selling, general and administrative    60         50          157        147
Litigation charge                      10          -           10          -
Interest                               64         71          198        221
  Total costs and expenses            474        476        1,460      1,508

Earnings before income taxes and
 cumulative effect of change in
 accounting principle                  40         37          119        106
Income taxes                           16         14           48         42
Earnings before cumulative
 effect of change in accounting
 principle                             24         23           71         64
Cumulative effect of change in
accounting principle                    -          -            -         20
Net earnings before preferred
 dividends                             24         23           71         84
Preferred dividends                    (2)        (2)          (6)        (5)
Net earnings available to
 common stockholders               $   22     $   21       $   65     $   79

Retained earnings at beginning
of period                          $  686      $ 634        $ 650   $    582
Net earnings available to
common stockholders                    22         21           65         79
Cash dividends paid on
common stock                           (3)        (3)         (10)        (9)
Retained earnings at end of period $  705     $  652       $  705     $  652

Net earnings per common and
 common equivalent share:
  Earnings from continuing
  operations                       $ 0.57     $ 0.50       $ 1.66      $1.44
  Cumulative effect of change
  in accounting principle               -          -            -       0.49
   Net earnings available to
   common stockholders             $ 0.57     $ 0.50       $ 1.66     $ 1.93

Common and common equivalent
 shares outstanding                    38         40           39         41


* Included in the third quarter financials is a one-time adjustment for key-man life insurance proceeds of $20 million. This adjustment increased "other" revenue by $20 million. The $20 million revenue effect is offset through the establishment of a $10 million litigation expense reserve, and a contribution of $10 million to the Comdisco Foundation. The $10 million foundation contribution is included in selling, general and administrative expenses and the litigation expense reserve is a separate line item (litigation charge) on the income statement.